UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2020 (October 26, 2020)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 985-9904
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective October 26, 2020, the Board of Directors (the “Board”) of Sunnova Energy International Inc. (the “Company”), based on the recommendation of the Nominating and Governance Committee, elected Ms. Nora Mead Brownell as an independent Class II director of the Company with a term expiring at the Company’s 2021 Annual Meeting of Stockholders. In addition, and based on the recommendation of the Nominating and Governance Committee, the Board appointed Ms. Brownell to serve as a member of the Compensation Committee.

Ms. Brownell is an accomplished executive and entrepreneur. Since 2009, Ms. Brownell has served as a co-founder and principal of Espy Energy Solutions LLC, an energy consulting group that provides strategic planning, marketing, business planning, and other consulting services to energy utilities, equipment manufacturers, service providers and financial institutions evaluating energy investments. Ms. Brownell is also currently a director of the Morgan Stanley Infrastructure Advisory Board, where she has served since June 2014 and of Mead Family Investments (previously Times Publishing Co.), where she has served since 1996.

Ms. Brownell is a former Commissioner of the Federal Energy Regulatory Commission where she served a term from May 2001 to June 2006, and a former member of the Pennsylvania Public Utility Commission where she served from 1997 until 2001.

Ms. Brownell’s prior public company board service includes: PG&E Corporation from April 2019 until June 2020, where she served as Chair of the board of directors; National Grid PLC from June 2012 until April 2019 where she served on the Remunerations, Nominations, Safety and Environment and Health committees; and Spectra Energy Partners, LP from May 2007 until November 2018, where she served on the Audit and Conflicts committees.

Ms. Brownell attended Syracuse University.

In connection with her election to the Board, on October 26, 2020, Ms. Brownell was awarded a restricted stock unit grant under the Company’s 2019 Long Term Incentive Plan covering 4,627 shares of the Company’s common stock, such award to vest on the one year anniversary of the date of grant, subject to Ms. Brownell’s continued service through that date. Ms. Brownell will also be entitled to receive an annual cash retainer of $60,000 for her service on the Board, payable quarterly, subject to Ms. Brownell’s continued service on the first day of the applicable quarter, prorated for fiscal year 2020.

All of Ms. Brownell’s equity awards received for her service on the Board will vest in full immediately prior to, and contingent upon, a change of control of the Company.

In addition, Ms. Brownell and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to Amendment No.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-232393), filed with the SEC on July 3, 2019. There are no understandings or arrangements between Ms. Brownell and any other person pursuant to which Ms. Brownell was selected as a director. There are no transactions in which Ms. Brownell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Brownell’s election to the Board is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated October 23, 2020.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: October 27, 2020	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary